Exhibit 99.1

Blucora Reports Fourth Quarter and Full Year 2020 Results

DALLAS, TX — February 17, 2021 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax-focused financial solutions, today announced financial results for the fourth quarter and full year ended December 31, 2020.

2020 Highlights and Recent Developments

•Increased total revenue by 5% year-over-year, to $755 million, including the addition of HK Financial Services (“HKFS”), on July 1
•Recorded 23rd consecutive year of segment revenue growth at TaxAct, excluding sale of SimpleTax
•Completed acquisition of HKFS, now rebranded as Avantax Planning Partners (“APP”), adding a historically fast growing, highly profitable registered investment advisor (“RIA”) and its fee-based advisory assets to the Company’s wealth management business
•Increased advisory assets 29% year-over-year, including the addition of approximately $5.0 billion in APP assets
•Increased total client assets 17% to $83.0 billion, with $35.6 billion or 42.9% in advisory assets
•Further strengthened Board of Directors with appointments of Karthik Rao, Jana Schreuder and Mark Ernst

“After an unprecedented year, I am extremely proud of our team’s focus and execution of our business plan in 2020,” said Chris Walters, Blucora’s President and Chief Executive Officer. “During the past year our new leadership team has made tremendous progress implementing our differentiated, tax-focused strategy, repositioning both Avantax and TaxAct for sustainable growth and moving forward with new plans to realize significant synergy potential between the two business units. Based on the progress and investments we made during 2020, I am optimistic about 2021 and beyond, as we execute on our plans to drive long-term earnings growth and shareholder value.”

Summary Financial Performance: Q4 and Full Year 2020
($ in millions except per share amounts)

	Q4	Q4		Full Year	Full Year
	2020	2019	Change	2020	2019	Change
Revenue
Wealth Management	$149.4	$145.2	3%	$546.2	$508.0	8%
Tax Preparation	$5.8	$4.2	38%	$208.8	$210.0	(1)%
Total Revenue	$155.2	$149.4	4%	$755.0	$717.9	5%
Segment Operating Income (Loss):
Wealth Management	$20.4	$19.1	7%	$72.2	$68.3	6%
Tax Preparation	$(11.0)	$(12.3)	11%	$49.6	$96.2	(48)%
Total Segment Operating Income	$9.3	$6.8	37%	$121.8	$164.5	(26)%
Unallocated Corporate-Level General and Administrative Expenses	$7.1	$7.6	(7)%	$26.7	$27.4	(3)%
GAAP:
Operating Loss	$(23.7)	$(26.0)	9%	$(269.1)	$—	N/A
Net Income (Loss) Attributable to Blucora. Inc.	$(50.7)	$17.3	(393)%	$(342.8)	$48.1	(813)%
Diluted Net Income (Loss) Per Share Attributable to Blucora. Inc.	$(1.05)	$0.36	(392)%	$(7.14)	$0.98	(829)%
Non-GAAP: (1)
Adjusted EBITDA	$2.2	$(0.7)	414%	$95.1	$137.2	(31)%
Net Income (Loss)	$(9.0)	$(4.8)	(88)%	$54.1	$104.2	(48)%
Diluted Net Income (Loss) per Share (EPS)	$(0.19)	$(0.10)	(90)%	$1.12	$2.11	(47)%
____________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

2020 Results vs. Prior Guidance

($ in millions except per share amounts)	Prior Guidance	Actual
Wealth Management Revenue (1)	$535.5 - $540.5	$546.2
Tax Preparation Revenue	$207.0 - $208.0	$208.8
Total Revenue	$742.5 - $748.5	$755.0

Wealth Management Segment Operating Income (1)	$68.5 - $70.5	$72.2
Tax Preparation Segment Operating Income	$47.5 - $48.5	$49.6
Unallocated Corporate-Level General and Administrative Expenses	$27.5 - $26.5	$26.7

GAAP:
Net Loss (1)	$(339.0) – $(333.0)	$(342.8)
Net Loss per share (1)	$(7.05) – $(6.94)	$(7.14)

Non-GAAP:
Adjusted EBITDA (1) (2)	$88.5 - $92.5	$95.1
Non-GAAP Net Income (1) (2)	$46.0 - $51.0	$54.1
Non-GAAP Net Income per share (1) (2)	$0.95 - $1.05	$1.12
_________________________
(1)Includes HKFS results from July 1, 2020 to December 31, 2020.
(2)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Tax Season Update

“With the IRS delaying the official beginning of tax season to February 12, our tax season has only just begun. Regardless, I feel confident about the actions we have taken this season as well as the mid to long-term benefits of the investments we made in 2020 to further improve the customer experience,” Walters continued. “We have now launched our online-assisted offering to meet a significant need that has emerged in the marketplace. We have also refined our marketing to efficiently add paid customers, all while reinforcing our differentiated value position with a compelling offering. We expect these initiatives to contribute to the financial improvements we shared for this year as well as strong financial results in the mid- to long-term.”

Outlook

Given the delayed start of the tax season, the Company is not providing updated first quarter guidance for the Tax Preparation segment but rather reaffirming full year guidance of low single digit revenue growth and a minimum of $20 million of additional segment operating income relative to 2020. For the Wealth Management segment in the first quarter of 2021, the Company expects revenues of between $150 million and $155.5 million and segment operating income of between $17.0 million and $19.5 million. The Company also expects corporate unallocated expenses to be between $7.5 and $8.5 million in the period.

Conference Call and Webcast

A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss fourth quarter and full year results, its outlook for the first quarter, its tax season update, and other business matters. We will also provide supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call will be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management brand, with a collective $83 billion in total client assets as of December 31, 2020, and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and more than 23,000 professional users in 2020. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.
Source: Blucora
Blucora Investor Relations:
Dee Littrell (972) 870-6463
IR@blucora.com
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain qualified employees and leadership, advisors, clients and customers; our ability to execute upon our contemplated strategic and performance initiatives and to successfully integrate acquired businesses or assets and realize the anticipated benefits thereof; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to manage leadership and employee transitions; risks related to goodwill and other intangible asset impairment; our ability to comply with regulations (or interpretations thereof) applicable to the wealth management and tax preparation industries, including increased costs associated with or reductions in revenue resulting from new or changing regulations or interpretations of existing regulations; risks associated with our business being subject to enhanced regulatory scrutiny; our ability to comply with laws and regulations regarding privacy and protection of data; cybersecurity risks; our ability to develop and maintain our relationships with third party partners; the seasonality of our business; legal proceedings risks, including litigation and regulatory proceedings; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; and our ability to protect our intellectual property. A more detailed description of these and certain other factors that could affect actual results is included in the Risk Factors section of the Form 10-K and Form 10-Q that we most recently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. In addition, the Company has not filed its Form 10-K for the year ended December 31, 2020. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect the completion of our audit and any necessary adjustments or changes in accounting estimates that are identified prior to the time the Company files the Form 10-K.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited) (Amounts in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue:
Wealth management services revenue	$149,384	$145,188	$546,189	$507,979
Tax preparation services revenue	5,773	4,233	208,763	209,966
Total revenue	155,157	149,421	754,952	717,945
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	103,630	101,200	385,962	352,081
Tax preparation services cost of revenue	2,569	1,708	12,328	10,691
Total cost of revenue	106,199	102,908	398,290	362,772
Engineering and technology	5,359	8,608	27,258	30,931
Sales and marketing	26,833	21,401	177,618	126,205
General and administrative	18,625	22,808	82,158	78,529
Acquisition and integration	12,303	8,024	31,085	25,763
Depreciation	1,948	1,633	7,293	5,479
Amortization of other acquired intangible assets	7,578	10,062	29,745	37,357
Impairment of goodwill and an intangible asset	—	—	270,625	50,900
Total operating expenses	178,845	175,444	1,024,072	717,936
Operating income (loss)	(23,688)	(26,023)	(269,120)	9
Other loss, net (1)	(7,918)	(5,233)	(31,304)	(16,915)
Loss before income taxes	(31,606)	(31,256)	(300,424)	(16,906)
Income tax benefit (expense)	(19,094)	48,584	(42,331)	65,054
Net income (loss) attributable to Blucora, Inc.	$(50,700)	$17,328	$(342,755)	$48,148
Net income (loss) per share attributable to Blucora, Inc.:
Basic	$(1.05)	$0.36	$(7.14)	$1.00
Diluted	$(1.05)	$0.36	$(7.14)	$0.98
Weighted average shares outstanding:
Basic	48,107	47,689	47,978	48,264
Diluted	48,107	48,344	47,978	49,282
____________________________
(1)Other loss, net consisted of the following (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Interest expense	$7,160	$5,002	$24,570	$19,017
Amortization of debt issuance costs	366	194	1,372	1,042
Accretion of debt discounts	279	39	693	228
Total interest expense	7,805	5,235	26,635	20,287
Interest income	(38)	(108)	(65)	(449)
Gain on sale of a business	—	—	(349)	(3,256)
Non-capitalized debt issuance expenses	—	—	3,687	—
Other	151	106	1,396	333
Other loss, net	$7,918	$5,233	$31,304	$16,915

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited) (Amounts in thousands)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$150,125	$80,820
Cash segregated under federal or other regulations	637	5,630
Accounts receivable, net of allowance	12,736	16,266
Commissions receivable	26,132	21,176
Other receivables	717	2,902
Prepaid expenses and other current assets, net	10,321	12,349
Total current assets	200,668	139,143
Long-term assets:
Property and equipment, net	58,500	18,706
Right-of-use assets, net	23,455	10,151
Goodwill, net	454,821	662,375
Other intangible assets, net	322,179	290,211
Deferred tax asset, net	—	9,997
Other long-term assets	4,569	6,989
Total long-term assets	863,524	998,429
Total assets	$1,064,192	$1,137,572
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,290	$10,969
Commissions and advisory fees payable	19,021	19,905
Accrued expenses and other current liabilities	56,419	36,144
Deferred revenue—current	12,298	12,014
Lease liabilities—current	2,304	3,272
Current portion of long-term debt, net	1,784	11,228
Total current liabilities	101,116	93,532
Long-term liabilities:
Long-term debt, net	552,553	381,485
Deferred tax liability, net	30,663	—
Deferred revenue—long-term	6,247	7,172
Lease liabilities—long-term	36,404	5,916
Other long-term liabilities	24,919	5,952
Total long-term liabilities	650,786	400,525
Total liabilities	751,902	494,057

Stockholders’ equity:
Common stock, par $0.0001—900,000 authorized shares; 49,483 shares issued and 48,177 shares outstanding at December 31, 2020; 49,059 shares issued and 47,753 shares outstanding at December 31, 2019	5	5
Additional paid-in capital	1,598,230	1,586,972
Accumulated deficit	(1,257,546)	(914,791)
Accumulated other comprehensive income (loss)	—	(272)
Treasury stock, at cost—1,306 shares at December 31, 2020 and December 31, 2019	(28,399)	(28,399)
Total stockholders’ equity	312,290	643,515
Total liabilities and stockholders’ equity	$1,064,192	$1,137,572

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited) (Amounts in thousands)

	Years Ended December 31,
	2020	2019
Operating activities:
Net income (loss)	$(342,755)	$48,148
Adjustments to reconcile net income (loss) to net cash from operating activities:
Stock-based compensation	10,066	16,300
Depreciation and amortization of acquired intangible assets	39,907	44,208
Impairment of goodwill and an intangible asset	270,625	50,900
Reduction of right-of-use lease assets	8,908	4,425
Deferred income taxes	41,059	(67,549)
Amortization of debt issuance costs	1,372	1,042
Accretion of debt discounts	693	228
Gain on sale of a business	(349)	(3,256)
Change in fair value of acquisition-related contingent consideration liability	8,300	—
Accretion of lease liability	1,922	599
Other	1,508	135
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	10,705	871
Commissions and advisory fees receivable	(4,956)	(471)
Other receivables	2,185	4,506
Prepaid expenses and other current assets	1,662	10,537
Other long-term assets	2,232	3,377
Accounts payable	(4,192)	29
Commissions and advisory fees payable	(884)	432
Lease liabilities	(3,894)	(7,335)
Deferred revenue	(796)	(17,367)
Accrued expenses and other current and long-term liabilities	761	3,045
Net cash provided by operating activities	44,079	92,804
Investing activities:
Business acquisition, net of cash acquired	(101,910)	(166,560)
Purchases of property and equipment	(36,002)	(10,501)
Proceeds from sale of a business, net of cash	349	7,467
Acquisition of customer relationships	(3,143)	—
Net cash used by investing activities	(140,706)	(169,594)
Financing activities:
Proceeds from credit facilities, net of debt issuance costs and debt discount	226,278	131,489
Payments on credit facilities	(66,531)	(313)
Stock repurchases	—	(28,399)
Payment of redeemable noncontrolling interests	—	(24,945)
Proceeds from stock option exercises	97	4,387
Proceeds from issuance of stock through employee stock purchase plan	2,258	2,212
Tax payments from shares withheld for equity awards	(1,163)	(5,652)
Contingent consideration payments for business acquisition	—	(943)
Net cash provided by financing activities	160,939	77,836
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	38
Net increase in cash, cash equivalents, and restricted cash	64,312	1,084
Cash, cash equivalents, and restricted cash, beginning of period	86,450	85,366
Cash, cash equivalents, and restricted cash, end of period	$150,762	$86,450

Blucora, Inc.
Preliminary Segment Information
(Unaudited) (Amounts in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue:
Wealth Management (1)	$149,384	$145,188	$546,189	$507,979
Tax Preparation (1)	5,773	4,233	208,763	209,966
Total revenue	155,157	149,421	754,952	717,945
Operating income (loss):
Wealth Management	20,368	19,142	72,195	68,292
Tax Preparation	(11,025)	(12,316)	49,621	96,249
Corporate-level activity (2)	(33,031)	(32,849)	(390,936)	(164,532)
Total operating income (loss)	(23,688)	(26,023)	(269,120)	9
Other loss, net	(7,918)	(5,233)	(31,304)	(16,915)
Income tax benefit (expense)	(19,094)	48,584	(42,331)	65,054
Net income (loss) attributable to Blucora, Inc.	$(50,700)	$17,328	$(342,755)	$48,148
____________________________
(1)Revenues by major category within each segment are presented below (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Wealth Management:
Advisory	$87,079	$75,621	$314,751	$252,367
Commission	49,864	53,199	185,201	191,050
Asset-based	4,777	11,652	23,688	48,182
Transaction and fee	7,664	4,716	22,549	16,380
Total Wealth Management revenue	$149,384	$145,188	$546,189	$507,979
Tax Preparation:
Consumer	$5,502	$4,096	$192,226	$195,004
Professional	271	137	16,537	14,962
Total Tax Preparation revenue	$5,773	$4,233	$208,763	$209,966

(2) Corporate-level activity included the following (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
General and administrative expenses	$7,118	$7,559	$26,689	$27,361
Stock-based compensation	2,846	5,136	10,066	16,300
Acquisition and integration costs	12,303	8,024	31,085	25,763
Depreciation	2,710	2,068	10,162	6,851
Amortization of acquired intangible assets	7,578	10,062	29,745	37,357
Impairment of goodwill and an intangible asset	—	—	270,625	50,900
Executive transition costs	476	—	10,701	—
Headquarters relocation costs	—	—	1,863	—
Total corporate-level activity	$33,031	$32,849	$390,936	$164,532

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)

Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited) (Amounts in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income attributable to Blucora, Inc. (2)	$(50,700)	$17,328	$(342,755)	$48,148
Stock-based compensation	2,846	5,136	10,066	16,300
Depreciation and amortization of acquired intangible assets	10,288	12,130	39,907	44,208
Other loss, net	7,918	5,233	31,304	16,915
Acquisition and integration—Excl. Change in fair value of acquisition-related contingent consideration	3,003	8,024	22,785	25,763
Acquisition and integration—Change in fair value of acquisition-related contingent consideration	9,300	—	8,300	—
Impairment of goodwill and an intangible asset	—	—	270,625	50,900
Executive transition costs	476	—	10,701	—
Headquarters relocation costs	—	—	1,863	—
Income tax (benefit) expense	19,094	(48,584)	42,331	(65,054)
Adjusted EBITDA	$2,225	$(733)	$95,127	$137,180

Preliminary Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share Reconciliation (1)
(Unaudited) (Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income (loss) attributable to Blucora, Inc. (2)	$(50,700)	$17,328	$(342,755)	$48,148
Stock-based compensation	2,846	5,136	10,066	16,300
Amortization of acquired intangible assets	7,578	10,062	29,745	37,357
Impairment of goodwill and an intangible asset	—	—	270,625	50,900
Gain on the sale of a business	—	—	(349)	(3,256)
Acquisition and integration—Excl. Change in fair value of acquisition-related contingent consideration	3,003	8,024	22,785	25,763
Acquisition and integration—Change in fair value of acquisition-related contingent consideration	9,300	—	8,300	—
Executive transition costs	476	—	10,701	—
Headquarters relocation costs	—	—	1,863	—
Non-capitalized debt issuance costs	—	—	3,687	—
Cash tax impact of adjustments to GAAP net income	(234)	(504)	(1,647)	(2,396)
Non-cash income tax (benefit) expense	18,732	(44,859)	41,059	(68,618)
Non-GAAP net income (loss)	$(8,999)	$(4,813)	$54,080	$104,198
Per diluted share:
Net income (loss) attributable to Blucora, Inc. (2) (3)	$(1.05)	$0.36	$(7.10)	$0.98
Stock-based compensation	0.06	0.11	0.21	0.33
Amortization of acquired intangible assets	0.15	0.21	0.61	0.76
Impairment of goodwill and an intangible asset	—	—	5.61	1.03
Gain on sale of a business	—	—	(0.01)	(0.07)
Acquisition and integration—Excl. Change in fair value of acquisition-related contingent consideration	0.06	0.17	0.47	0.52
Acquisition and integration—Change in fair value of acquisition-related contingent consideration	0.19	—	0.17	—
Executive transition costs	0.01	—	0.22	—
Headquarters relocation costs	—	—	0.04	—
Non-capitalized debt issuance costs	—	—	0.08	—
Cash tax impact of adjustments to GAAP net income	—	(0.01)	(0.03)	(0.05)
Non-cash income tax (benefit) expense	0.39	(0.94)	0.85	(1.39)
Non-GAAP net income (loss) per share	$(0.19)	$(0.10)	$1.12	$2.11
Weighted average shares outstanding used in calculating Non-GAAP net income per share	48,107	47,689	48,244	49,282

Adjusted EBITDA Reconciliation for Prior Guidance (1)
(Amounts in thousands)

	Ranges for the year ending
	December 31, 2020
	Low	High
Net income attributable to Blucora, Inc.	$(339,000)	$(333,000)
Stock-based compensation	11,900	11,800
Depreciation and amortization of acquired intangible assets	40,800	40,500
Other loss, net	31,700	31,200
Acquisition, integration, executive transition, and headquarters relocation costs	40,900	40,600
Impairment of goodwill	270,600	270,600
Income tax expense	31,600	30,800
Adjusted EBITDA	$88,500	$92,500

Non-GAAP Income and Non-GAAP Net Income Per Share Reconciliation
for Prior Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the year ended
	December 31, 2020
	Low	High
Net loss attributable to Blucora, Inc.	$(339,000)	$(333,000)
Stock-based compensation	11,900	11,800
Amortization of acquired intangible assets	30,000	29,900
Acquisition, integration, executive transition, and headquarters relocation costs	40,900	40,600
Debt issuance expenses	3,700	3,700
Impairment of goodwill	270,600	270,600
Gain on sale of a business	(300)	(300)
Cash tax impact of adjustments to net loss	(1,900)	(1,800)
Non-cash income tax expense	30,100	29,500
Non-GAAP net income	$46,000	$51,000
Per diluted share:
Net loss attributable to Blucora, Inc. (3)	$(6.98)	$(6.87)
Stock-based compensation	0.24	0.24
Amortization of acquired intangible assets	0.62	0.62
Acquisition, integration, executive transition, and headquarters relocation costs	0.84	0.84
Debt issuance expenses	0.08	0.08
Impairment of goodwill	5.57	5.58
Gain on sale of a business	—	—
Cash tax impact of adjustments to net loss	(0.04)	(0.04)
Non-cash income tax expense	0.62	0.60
Non-GAAP net income per share	$0.95	$1.05
Weighted average shares outstanding used in calculating Non-GAAP net income per share	48,600	48,500

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1)We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, acquisition and integration costs, impairment of goodwill and an intangible asset, executive transition costs, headquarters relocation costs, and income tax (benefit) expense. Acquisition and integration costs primarily relate to the 1st Global Acquisition and the HKFS Acquisition. Impairment of goodwill relates to the impairment of our Wealth Management reporting unit goodwill that was recognized in the first quarter of 2020. Impairment of an intangible asset relates to the impairment of the HD Vest trade name intangible asset following the rebranding of the Wealth Management business in the third quarter of 2019. Executive transition costs relate to the departure of certain Company executives primarily in the first quarter of 2020. Headquarters relocation costs relate to the process of moving from our original Dallas office and Irving office to our new headquarters.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets (including acquired technology), impairment of goodwill and an intangible asset, gain on the sale of a business, acquisition and integration costs, executive transition costs, headquarters relocation costs, non-capitalized debt issuance expenses, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2021 and 2024. Gain on the sale of a business relates to the disposition of SimpleTax in the third quarter of 2019 and the subsequent working capital adjustment in the third quarter of 2020. Non-capitalized debt issuance expense relates to the expense recognized as a result of the increase to our term loan in the third quarter of 2020.

We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net income (loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.

(2)As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3)Any difference in the “per diluted share” amounts between this table and the Preliminary Condensed Consolidated Statements of Operations is due to using different weighted average shares outstanding in the event that there is GAAP net loss but non-GAAP net income and vice versa.

Blucora, Inc.
Reconciliation of a Non-GAAP Financial Measure to the Nearest GAAP Measure

Reconciliation of Tax Preparation Services Revenue, Excluding SimpleTax, to Tax Preparation Services Revenue (1)

	Years ended December 31,
	2020	2019	2018	2017	2016	2015
Tax preparation services revenue (2)	$208,763	$209,966	$187,282	$160,937	$139,365	$117,708
Less: SimpleTax revenue (3)	—	(2,555)	(1,800)	(1,224)	(1,226)	(21)
Tax preparation services revenue, excluding SimpleTax (1)	$208,763	$207,411	$185,482	$159,713	$138,139	$117,687
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(1)We define tax preparation services revenue, excluding SimpleTax (which is a non-GAAP measure), as tax preparation services revenue (as presented on the consolidated statements of comprehensive income) less SimpleTax revenue. We believe tax preparation services revenue, excluding SimpleTax, is an important measure of current and historical sources of revenue for the Tax Preparation segment since Blucora disposed of SimpleTax in the third quarter of 2019.
(2)As presented in the Blucora consolidated statements of comprehensive income.
(3)We acquire SimpleTax Software, Inc. (“SimpleTax”) in July 2015 and disposed of SimpleTax in September 2019.